TBPE REGISTERED ENGINEERING FIRM F-1580        FAX (713) 651-0849
1100 LOUISIANA SUITE 4600         HOUSTON, TEXAS 77002-5294     TELEPHONE (713) 651-9191

                                            EXHIBIT 23.2

Consent of Ryder Scott Company, L.P.

As independent petroleum engineers, we hereby consent to the incorporation by reference in this Form 10-K of APA Corporation to our Firm's name and our Firm's review of the proved oil and gas reserve quantities of APA Corporation as of December 31, 2023, to the incorporation by reference of our Firm's name and review into APA Corporation's previously filed Registration Statements on Form S-3 (No. 333-257556) and on Form S-8 (No. 333-253754), and to the inclusion of our report, dated January 22, 2024, as an exhibit to this Form 10-K filed with the Securities and Exchange Commission.

                            /s/ RYDER SCOTT COMPANY, L.P.

                            RYDER SCOTT COMPANY, L.P.
                            TBPELS Firm Registration No. F-1580

Houston, Texas
February 22, 2024

SUITE 2800, 350 7TH AVENUE, S.W.        CALGARY, ALBERTA T2P 3N9        TEL (403) 262-2799
633 17TH STREET, SUITE 1700         DENVER, COLORADO 80202        TEL (303) 339-8110